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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2003

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        On March 28, 2003, Regal Entertainment Group ("Regal") announced that it had acquired certain theatres of Hoyts Cinemas Corporation for approximately $100 million in cash, approximately 4.8 million shares of Regal Entertainment Group Class A Common Stock and the assumption of certain capital leases. In addition, Regal announced that James Packer, Joint CEO of Consolidated Press Holdings Limited, had been appointed to fill a newly created position on Regal's Board of Directors. The text of Regal's press release is set forth below.

Regal Entertainment Group Completes Acquisition
of Certain Assets of Hoyts Cinemas Corporation

        Knoxville, Tennessee—March 28, 2003—Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands, today announced that it has completed the acquisition of certain assets of Hoyts Cinemas Corporation.

        Regal acquired a total of 52 Hoyts theatres representing 554 screens in exchange for approximately $100 million in cash, 4.8 million shares of Regal Entertainment Group Class A Common Stock and the assumption of certain capital leases. The acquired theatres comprise approximately 60% of Hoyts' screens and generate in excess of 80% of Hoyts' cash flow. The acquisition enhances Regal's presence in the Northeast United States and provides Regal with representation in the Boston designated market area (DMA), the only top 10 DMA where the Company had no theatres. The Company expects to complete the integration of Hoyts by the end of the fiscal third quarter of 2003.

        "We expect the acquired Hoyts theatres will be accretive to cash flows and earnings and are pleased to announce an acquisition that exhibits our ability to execute our growth strategy," stated Mike Campbell, CEO of Regal Entertainment Group's theatre operations and Co-CEO of Regal Entertainment Group. "We closed the Hoyt's acquisition ahead of schedule and due to our management teams' experience in integrations, we anticipate a smooth transition of the acquired Hoyt's operations to Regal Entertainment Group", Campbell continued. "Additionally, we are particularly excited to announce the addition of James Packer, joint CEO of Consolidated Press Holdings Limited, to Regal Entertainment Group's Board of Directors," Campbell continued. "James brings additional industry experience and knowledge to our Board and we are pleased to announce his new role with Regal Entertainment Group."

Hoyts Theatres Acquired by Regal Entertainment Group:

Theatre	Screens	City/State
Arnot Mall	10	Horseheads, NY
Augusta	10	Augusta, ME
Aviation Mall	7	Queensbury, NY
Bedford Mall	7	Bedford, NH
Bellingham Stadium	14	Bellingham, MA
Berkshire Mall	10	Lanesborough, MA
Binghampton Stadium	12	Binghampton, NY
Bowie Stadium	14	Bowie, MD
Branford Stadium	12	Branford, CT
Brunswick	10	Brunswick, ME
Cape Cod Mall Stadium	12	Hyannis, MA
Carousel Mall	19	Syracuse, NY
Centre at Salisbury	10	Salisbury, MD
Champlain Centre	8	Plattsburgh, NY
Clarks Pond	8	South Portland, ME
Clifton Park Center	8	Clifton Park, NY
Concord	10	Concord, NH
Crossgates	12	Albany, NY
Crossgates Stadium	18	Albany, NY
East Greenbush	8	Rensselaer, NY
Falmouth	10	Falmouth, ME
Fishkill	10	Fishkill, NY
Galleria Mall	12	Poughkeepsie, NY
Germantown Stadium	14	Germantown, MD
Great Northern Mall	10	Clay, NY
Hamilton Commons Stadium	14	Mays Landing, NJ
Harrisburg Stadium	14	Harrisburg, PA
Harwich	6	Harwich Port, MA
Hazleton Stadium	10	Hazleton, PA
Hooksett	8	Hookset, PA
Hudson Valley Mall	12	Kingston, NY
Hunt Valley Stadium	12	Hunt Valley, MD
Independence Mall	14	Kingston, MA
Latham Circle Mall	10	Latham, NY
Manassas Stadium	14	Manassas, VA
Manchester	9	Manchester, NH
Martinsburg Stadium	10	Martinsburg, WV
Mashpee Commons	6	Mashpee, MA
Newington	12	Newington, NH
Nickelodeon	5	Falmouth, MA
Pyramid Mall	10	Ithaca, NY
Salmon Run Mall	8	Watertown, NY
Saucon Valley Stadium	10	Bethlehem, PA
Shoppingtown Mall	10	Syracuse, NY
Silver City Galleria	10	Taunton, MA
Solomon Pond Stadium	15	Marlborough, MA
South Dennis	12	South Dennis, MA
Stonington	10	Pawcatuck, CT
Waterford	9	Waterford, CT
Westborough Stadium	12	Westborough, MA
Westminster	9	Westminster, MD
Wilton Mall	8	Saratoga Springs, NY

Forward-looking Statements:

        This press release includes "forward-looking statements" within the meaning of Section 26A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's annual report on Form 10K for the fiscal year ended December 26, 2002. All forward-looking statements are expressly qualified in their entirety by such factors.

About Regal Entertainment Group

        Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company's theatre circuit, comprising Regal Cinemas, United Artists Theatres, Edwards Theatres, and Hoyt's Cinemas, operates 6,169 screens in 568 locations in 39 states. This geographically diverse circuit represents over 20% of domestic box office receipts. We believe that the size, reach and quality of the Company's theatre circuit provides its patrons with a convenient and exceptional movie-going experience. Additional information is available on the Company's Web site at www.regalcinemas.com.

# # #

Financial Contacts:	Media Contact:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President—Investor Relations	Senior Vice President—Marketing
865-925-9685	865-925-9539
don.delaria@regalcinemas.com	dick.westerling@regalcinemas.com

Limitation of Incorporation by Reference

        In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: April 1, 2003	By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

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  Item 9. Regulation FD Disclosure.
SIGNATURES